Exhibit 99.1

Contact:	Mike Cockrell
Treasurer & Chief Financial Officer
(601) 649-4030

SANDERSON FARMS, INC. HOLDS ANNUAL MEETING OF STOCKHOLDERS

LAUREL, Miss. (February 14, 2013) — Sanderson Farms, Inc. (NASDAQ: SAFM) announced today that it held its annual meeting of stockholders this morning at its home office in Laurel, Mississippi. In the formal business conducted at the meeting, stockholders re-elected five directors to three-year terms expiring at the 2016 annual meeting. Management also reported on the Company’s performance during fiscal 2012. Re-elected to three-year terms were Fred Banks, Jr., Partner, Phelps Dunbar LLP; Toni D. Cooley, President of Systems Electro Coating, LLC; Robert C. Khayat, Retired Chancellor of the University of Mississippi; Diane Mooney, Retired Senior Vice President, Southern Living at Home and Gail Jones Pittman, President, Gail Pittman, Inc.

Other directors, whose terms continue to future years, are: John H. Baker, John Bierbusse, Lampkin Butts, Mike Cockrell, Beverly Wade Hogan, Phil Livingston, Charles W. Ritter, Jr. and Joe F. Sanderson, Jr.

In other action at the annual meeting, stockholders ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2013. Ernst & Young has served as the independent auditors for Sanderson Farms since the Company went public in 1987.

In his remarks to stockholders concerning the Company’s operations, Joe F. Sanderson, Jr., chairman and chief executive officer of Sanderson Farms, Inc., said, “Fiscal 2012 marked another challenging year for Sanderson Farms and the poultry industry. While our financial and operating results reflect record production and sales, a significant reduction of outstanding debt, and a return to profitability, the prevailing economic environment and rising feed costs continue to present challenges for our Company and our industry. That said, we are proud of the way our Company responded to the challenges we faced in fiscal 2012.

“Over the past fiscal year, our revenues reached a new record of $2.4 billion, a 20.6 percent increase compared with the previous record set in fiscal 2011 of just under $2.0 billion,” added Sanderson. “This revenue growth was driven by improved market prices for our poultry products, higher volumes due to our new Kinston, North Carolina, plant reaching near full production, and steady consumer demand for our products at the retail grocery store level. We processed a record 2.9 billion pounds of dressed poultry in fiscal 2012 compared with 2.8 billion pounds during fiscal 2011.”

The Company also announced the selection of a new location for the construction of its next poultry complex. The new big bird deboning complex will consist of a feed mill, hatchery, poultry processing plant and waste water facility, all located in and near Palestine, Texas. This facility will complement the Company’s existing operations located in Bryan and Waco, Texas.

Sanderson noted, “The state of Texas has been an outstanding place for Sanderson Farms to do business. We look forward to the new marketing opportunities the new facility will create for us in this important region. However, construction of the new facility remains on hold until we have better visibility on future prices and availability of grain, and is subject to other contingencies including obtaining necessary permits, negotiating construction contracts, completing construction and obtaining board approval to move forward with the project.”

“As we look to the year ahead, we are cautiously optimistic that the national economic recovery is beginning to gain traction. At the same time, we see challenges ahead for our industry with expected higher grain costs. We also do not expect to see a meaningful improvement in demand from our food service customers until the national employment situation improves and consumers begin to dine out again on a consistent basis. While we acknowledge these more immediate challenges, we will continue to manage Sanderson Farms for the long term. This strategy has historically served us well throughout the cycles that characterize our industry. With a strong financial position, we will execute this same strategy in fiscal 2013,” Sanderson concluded.

Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and further processed and partially cooked chicken. Its shares trade on the NASDAQ Global Select Market under the symbol SAFM.

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Sanderson Farms Holds Annual Meeting of Stockholders

February 14, 2013

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012, and the following:

(1) Changes in the market price for the Company’s finished products and feed grains, both of which may fluctuate substantially and exhibit cyclical characteristics typically associated with commodity markets.

(2) Changes in economic and business conditions, monetary and fiscal policies or the amount of growth, stagnation or recession in the global or U.S. economies, either of which may affect the value of inventories, the collectability of accounts receivable or the financial integrity of customers, and the ability of the end user or consumer to afford protein.

(3) Changes in the political or economic climate, trade policies, laws and regulations or the domestic poultry industry of countries to which the Company or other companies in the poultry industry ship product, and other changes that might limit the Company’s or the industry’s access to foreign markets.

(4) Changes in laws, regulations, and other activities in government agencies and similar organizations applicable to the Company and the poultry industry and changes in laws, regulations and other activities in government agencies and similar organizations related to food safety.

(5) Various inventory risks due to changes in market conditions including, but not limited to, the risk that market values of live and processed poultry inventories might be lower than the cost of such inventories, requiring a downward adjustment to record the value of such inventories at the lower of cost or market as required by generally accepted accounting principles.

(6) Changes in and effects of competition, which is significant in all markets in which the Company competes, and the effectiveness of marketing and advertising programs. The Company competes with regional and national firms, some of which have greater financial and marketing resources than the Company.

(7) Changes in accounting policies and practices adopted voluntarily by the Company or required to be adopted by accounting principles generally accepted in the United States.

(8) Disease outbreaks affecting the production performance and/or marketability of the Company’s poultry products, or the contamination of its products.

(9) Changes in the availability and cost of labor and growers.

(10) The loss of any of the Company’s major customers.

(11) Inclement weather that could hurt Company flocks or otherwise adversely affect its operations, or changes in global weather patterns that could impact the supply and price of feed grains.

(12) Failure to respond to changing consumer preferences.

(13) Failure to successfully and efficiently start up and run a new plant or integrate any business the Company might acquire.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of Sanderson Farms. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this press release or in the related conference call, the words “believes”, “estimates”, “plans”, “expects”, “should”, “outlook”, and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Examples of forward-looking statements include statements of the Company’s belief about future demand for its products, future prices for feed grains and future production levels.

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